UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2008

LONGFOOT COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-130110	76-0763470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard Suite 950 Miami, Florida 33137
(Address of principal executive office)

Company’s telephone number, including area code: (305) 573-4112

4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Aaron Grunfeld resigned from his positions as the President and Secretary of Longfoot Communications Corp. (the “Company”).

On March 31, 2008, the Board of Directors (the “Board”) of the Company appointed Glenn L. Halpryn to the positions of President and Secretary of the Company. On March 31, 2008, the Board also appointed Mr. Halpryn and Mr. Fernando L. Fernandez to fill two vacancies on the Board.

Mr. Halpryn, 47, was Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Since December 2006, Mr. Halpryn has been the Chairman of the Board and Chief Executive Officer of Getting Ready Corporation and since October 2007, Mr. Halpryn has been the Chairman of the Board, Chief Executive Officer and President of clickNsettle.com, Inc., two shell companies traded on the OTC Bulletin Board. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. (“Ivenco”) until Ivenco’s merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation (“United Security”), a broker-dealer registered with FINRA. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc. Since October 2002, Mr. Halpryn has been a director of Ivax Diagnostics, Inc., a publicly held corporation, and is a member of its audit committee and chairman of its compensation committee.

Mr. Fernandez, 47, has been the Senior Vice President—Finance, Chief Financial Officer, Treasurer, and Secretary of Continucare Corporation, a publicly held corporation, since June 2004. Mr. Fernandez, a certified public accountant, served as Senior Vice President—Finance, Chief Financial Officer, Treasurer, and Secretary of Whitman Education Group, Inc. from 1996 until 2003. Prior to and since his service at Whitman Education Group, Inc., Mr. Fernandez served as Chief Financial Officer of several private investment entities owned by Phillip Frost, M.D. Prior to 1991, Mr. Fernandez served as Audit Manager for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand) in Miami. Mr. Fernandez serves as a director of IVAX Diagnostics, Inc., a publicly held corporation, and is a member of its audit and compensation committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGFOOT COMMUNICATIONS CORP.

Date: April 2, 2008	By:	/s/ Glenn L. Halpryn
	Name:	Glenn L. Halpryn
	Title:	President